UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2006

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On January 30, 2006, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three and twelve months ended December 31, 2005.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (c)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued January 30, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued January 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: January 30, 2006	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS FOURTH QUARTER REVENUE AND EPS IN LINE WITH GUIDANCE

Flanders, NJ, January 30, 2006 - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process control equipment for thin film measurement and macro-defect inspection during integrated circuit manufacturing, today announced financial results for the fourth quarter and full-year ended December 31, 2005.

Highlights include:

-   Q4 revenue of $18.3 million, FY2005 revenue of $82.9M down <2% year over year
-   Orders strong with book-to-bill above parity
-   Macro-defect inspection products continue major contribution to sales
-   Balance sheet remains strong, with cash and marketable securities totaling $80.8 million

Discussing 2005 results, Paul F. McLaughlin, Chairman and CEO commented:

"We ended the 2005 year on a strong order note as our book to bill for the fourth quarter exceeded the industry book to bill by more than 20% and we are looking at a revenue growth forecast for the first quarter of 2006 of 10%. We are seeing signs of significant growth, particularly at Asian memory makers and foundries, and we believe 2006 will show record organic growth for Rudolph Technologies as a standalone company. On top of that standalone growth, we have made solid progress in our strategic merger with August Technology as the Securities and Exchange Commission has declared our S-4 Registration Statement effective. The Joint Proxy Statement/Prospectus has been mailed to Rudolph and August shareholders and special shareholder meetings to vote have been scheduled for February 15, 2006. While 2005 was a good year, we are planning on 2006 to be an even better one."

In-line with Company guidance, fourth quarter revenue decreased to $18.3 million compared to $20.2 million in the 2005 third quarter. Compared to the year-ago fourth quarter, revenue decreased 21% from $23.1 million. During the fourth quarter, international sales represented 75% of revenue while domestic sales accounted for 25%. This compares to international sales of 67% and domestic sales of 33% in the year-ago quarter.

The Company continued its strong heritage of profitability as fourth quarter net income totaled $206,000, or $0.01 per diluted share compared to $1.2 million, or $0.07 per diluted share, for the 2005 third quarter. The fourth quarter 2005 earnings were negatively impacted by $590,000 or $0.03 per diluted share for expenses associated with a consolidation of the Company's facilities. The Company reported net income of $2.1 million, or $0.12 per diluted share, for the 2004 fourth quarter.

Fourth quarter gross margin was 44% compared to 47% in the 2005 third quarter, and 47% in the 2004 fourth quarter. The gross margin decrease in comparison to both periods was due to customer support and fixed manufacturing costs representing a larger component of cost of goods sold on a lower revenue base.

Research & development (R&D) expenses for the fourth quarter totaled $2.5 million, compared to $3.1 million in the third quarter of 2005, and $3.6 million in the year-ago period. As a percentage of revenue, R&D was 13%, compared to 15% last quarter, and 16% in the same quarter last year. The year-over-year decrease is primarily due to reduced headcount, the timing of both our subcontractor programs and our new product releases. The Company anticipates an increase of research and development expense in absolute dollars in the first quarter 2006.

Selling, general & administrative (S,G&A) expenses for the fourth quarter totaled $5.5 million, compared to $4.7 million in the third quarter of 2005, and $4.4 million in the prior-year period. As a percentage of revenue, S,G&A was 30% in the 2005 fourth quarter, 23% in the third quarter of 2005 and 19% in the prior-year period. The year-over-year increase in absolute dollars is primarily due to the consolidation of facilities, increased cash and equity compensation costs, and increased sales and administrative costs at the Company's branch offices.

Balance Sheet Strength

The Company's cash and marketable securities totaled $80.8 million at the end of the fourth quarter of 2005. Working capital was $125.3 million as of December 31, 2005.

Outlook

The Company is currently anticipating revenue for the first quarter ending March 31, 2006 to increase by approximately 10% compared to that of the 2005 fourth quarter revenue of $18.3 million. The Company is forecasting earnings of $0.04 to $0.06 per diluted share for the 2006 first quarter. The first quarter guidance is exclusive of any impact that the Company's proposed merger with August Technology may have on the quarter.

Conference call

Rudolph Technologies will be hosting a conference call today at 4:45 PM ET. A live webcast will also be available to investors on the Company's web site at www.rudolphtech.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology and defect inspection systems used by semiconductor device manufacturers. The Company's products provide a full-fab solution through its families of proprietary systems, which are used throughout the device manufacturing process. Rudolph's product development has successfully anticipated and addressed many emerging trends that are driving the semiconductor industry's growth in order to enhance the competitiveness of its products in the marketplace. The Company's success in creating complementary metrology and inspection applications through aggressive research and development is key to Rudolph's strategy for continued technological and market leadership.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph and August wish to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Rudolph and August. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's or August's competitors; (4) sole or limited sources of supply; (5) the merger agreement and the transactions contemplated thereby may not be approved by the companies' shareholders; (6) conditions to the closing of the transaction may not be satisfied; (7) the businesses of Rudolph and August may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (8) expected combination benefits from the merger may not be fully realized or realized within the expected time frame; (9) revenues following the merger may be lower than expected; (10) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the merger, or the effects of purchase accounting may be different from the companies' expectations; (11) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (12) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (13) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (14) the impact of a slowdown in the overall economy; (15) uncertainty of the current global political environment; (16) the potential for terrorist attacks; (17) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (18) the timing of revenue recognition of shipments; (19) changes in or an inability to execute our business strategy; (20) unanticipated manufacturing or supply problems and (21) changes in tax rules. Rudolph and August cannot guarantee future results, levels of activity, performance, or achievements. Additional factors that may affect the future results of Rudolph and August are set forth in their respective Form 10-K reports for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at the companies' websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively. These factors are updated from time to time through the filing of reports and registration statements with the SEC.

Additional Information and Where to Find It

Rudolph and August Technology have filed with the SEC, a definitive Joint Proxy Statement/Prospectus and other documents regarding the proposed merger described in this press release. This Joint Proxy Statement/Prospectus has been sent to all security holders of Rudolph and August Technology seeking their approval of the transaction. Investors are urged to read the Joint Proxy Statement/Prospectus, which contains important information, including detailed risk factors. This Joint Proxy Statement/Prospectus and other documents filed by Rudolph and August Technology with the SEC are available at http://www.sec.gov, the SEC's website, and at the companies' websites, which are http://www.rudolphtech.com and http://www.augusttech.com, respectively. In addition, investors may obtain free copies of the documents filed with the SEC by Rudolph or August Technology, without charge, by calling The Proxy Advisory Group of Strategic Surveillance, LLC at (866) 657-8728 or (212) 850-8150. Investors are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

Rudolph, August Technology and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of August Technology and the stockholders of Rudolph, as the case may be, in connection with the proposed merger. Information about those executive officers and directors of Rudolph and their ownership of Rudolph common stock is set forth in the proxy statement for Rudolph's 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2005. Information about the executive officers and directors of August Technology and their ownership of August Technology common stock is set forth in the proxy statement for August Technology's 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Rudolph, August Technology and their respective executive officers and directors in the proposed merger by reading the Joint Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

(Tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS ($000) - (Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets
Cash and marketable securities	$ 80,807	$ 76,747
Accounts receivable, net	26,046	20,827
Inventories	30,073	33,996
Prepaid and other assets	3,093	3,050
Total current assets	140,019	134,620
Net property, plant and equipment	8,599	8,330
Intangibles	21,873	22,749
Other assets	9,510	5,581
Total assets	$ 180,001	$ 171,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 9,952	$ 9,313
Other current liabilities	4,773	5,192
Total current liabilities	14,725	14,505
Other non-current liabilities	742	-
Total liabilities	15,467	14,505
Stockholders' equity	164,534	156,775
Total liabilities and stockholders' equity	$ 180,001	$ 171,280

(table to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) - ($000)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

Revenues	$ 18,275	$ 23,078	$ 82,918	$ 84,248
Cost of revenues	10,157	12,327	44,390	44,595
Gross profit	8,118	10,751	38,528	39,653
Operating expenses:
Research and development	2,455	3,618	11,901	15,847
Selling, general and administrative	5,503	4,394	20,373	15,222
Amortization	219	219	876	876
Total operating expenses	8,177	8,231	33,150	31,945
Operating income	(59)	2,520	5,378	7,708
Interest income and other, net	339	376	1,388	1,899
Provision for income taxes	74	808	1,789	2,855
Net income	$ 206	$ 2,088	$ 4,977	$ 6,752

Net income per share:

Basic	$ 0.01	$ 0.12	$ 0.29	$ 0.40
Diluted	$ 0.01	$ 0.12	$ 0.29	$ 0.40

Weighted average shares outstanding:

Basic	16,935,967	16,794,675	16,898,991	16,746,212
Diluted	16,963,112	16,863,086	16,942,380	16,913,649

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